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                                                  Exhibit 1.1
                                                  Form of Underwriting Agreement


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                                                                     EXHIBIT 1.1











                                3,500,000 Shares

                       HOME PRODUCTS INTERNATIONAL, INC.

                                  Common Stock


                               ____________, 1997


                             UNDERWRITING AGREEMENT




                            EVEREN Securities, Inc.






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                                3,500,000 Shares

                       HOME PRODUCTS INTERNATIONAL, INC.


                                  Common Stock
                               ($0.01 par value)


                             UNDERWRITING AGREEMENT

     ________, 1997



EVEREN Securities, Inc.
____________________

     As Representatives of
      the Several Underwriters
c/o  EVEREN Securities, Inc.
     77 West Wacker Drive
     Chicago, Illinois 60601-1994


Ladies and Gentlemen:

     Home Products International, Inc., a Delaware corporation (the "Company"), and the shareholders of the Company listed on Schedule I hereto (collectively referred to as the "Selling Shareholders"), confirm their agreement with each other and the several underwriters listed in Schedule II hereto (the "Underwriters"), for whom EVEREN Securities, Inc., and _____________________ (collectively, the "Representatives") have been duly authorized to act as representatives, as follows:

     1. THE SHARES. Subject to the terms and conditions set forth in this agreement (the "Agreement"), the Company and the Selling Shareholders propose to sell 3,500,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), to the several Underwriters, of which 2,000,000 shares are to be issued and sold by the Company and 1,500,000 shares are to be sold by the Selling Shareholders. Such 3,500,000 shares of Common Stock proposed to be sold by the Company and the Selling Shareholders are hereinafter referred to as the "Firm Shares." The Company also proposes to grant to the Underwriters an option to purchase up to 525,000 additional shares of Common Stock (the "Additional Shares") if requested by the Underwriters as provided in Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."






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     The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

     2. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-2 (File No. 333-25871) including a prospectus, relating to the Shares. The registration statement, as amended at the time when it became or becomes effective, including all financial schedules and exhibits thereto and all of the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act ("Rule 430A"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first provided to the Underwriters by the Company in connection with the offering and sale of the Shares (whether or not required to be filed pursuant to Rule 424(b) under the Act ("Rule 424(b)")) is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to the revised prospectus from and after the time it is first provided to the Underwriters for such use; and each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "Preliminary Prospectus."

     3. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the Underwriters 2,000,000 Firm Shares and the Selling Shareholders severally and not jointly agree to sell to the Underwriters 1,500,000 Firm Shares, at a price of $_____ per Share (the "Purchase Price"); and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at the Purchase Price, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to sell to the Underwriters, at the Purchase Price, up to 525,000 Additional Shares; and (ii) the Underwriters shall have the right to purchase, severally and not jointly, from time to time, up to an aggregate of 525,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II bears to the total number of Firm Shares.

     The Company is advised by you that the Underwriters propose to make a public offering of their prospective portions of the Shares as soon after the Registration Statement and this

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Agreement become effective as in your judgment is advisable.  The Company is further advised that the Underwriters propose to offer the Shares to the public initially at $____ per share and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession not in excess of $____ a share, to any Underwriter or to certain other dealers. The Company is further advised that after the initial public offering, the price to the public, the concession and the discount to dealers may be changed.

     For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than 1,356,998 shares of Common Stock issuable pursuant to the 1987, 1991 and 1994 Stock Option Plans described in the Prospectus and 183,690 shares of Common Stock issuable under the Stock Purchase Plan described in the Prospectus), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters, file a registration statement relating to shares of capital stock (including the Common Stock) or securities convertible into or exercisable or exchangeable for, capital stock or warrants, options or rights to purchase or acquire, capital stock.

     For a period of 180 days from the date this Agreement becomes effective, the Selling Shareholders will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that this clause shall not apply to the transactions expressly contemplated hereby involving the Firm Shares or to transfers of Common Stock to partnerships, limited liability companies, trusts or similar entities organized for the exclusive benefit of family members of the grantors and beneficiaries of the Selling Shareholders for financial and estate planning purposes so long as any transferee that receives Common Stock as a result of such transfer shall agree upon such transfer to be bound by the terms of this paragraph and shall be capable of being so bound.

     4. AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDERS AS TO DELIVERY AND PAYMENT. The Company and the Selling Shareholders agree with each Underwriter that:

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           (a) Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day (such time and date being referred to as the "Closing Date") following the date of the public offering of the Firm Shares as advised to you by the Company, at such place as you shall designate.

           (b) Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate, at 10:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date" and collectively, the "Option Closing Dates"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the Representatives to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time within 30 days after the date of this Agreement.

           (c) Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance or the transfer thereof duly paid by the Company and the Selling Shareholders, as the case may be, for the respective accounts of the Underwriters against payment of the Purchase Price therefor to the order of the Company or the Selling Shareholders, as the case may be, by wire transfer in federal or same day funds.

      5. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

         The Company covenants and agrees with each Underwriter that:

           (a) it will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time; and the Company will comply fully and in a timely manner with the applicable provisions of Rule 424(b) and Rule 430A under the Act;

           (b) it will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of

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      any stop order suspending the effectiveness of the Registration
      Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the best knowledge of the Company, threat of any proceedings for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event or information becoming known during the period referred to in paragraph (e) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, not misleading; if at any time the Commission shall issue or institute proceedings (or threaten to institute any such proceedings) to issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue or institute proceedings (or threaten to institute proceedings) to issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

           (c) it will furnish to you without charge one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request;

           (d) it will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus of which you shall not previously have been advised and provided a copy a reasonable period of time prior to the filing thereof or to which you or your counsel shall reasonably object;

           (e) promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by the Act to be delivered in connection with the sales by an underwriter or a dealer (in the opinion of your counsel), it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and any amendment or supplement of the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act; the Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith;

           (f) if during the period specified in paragraph (e) any event shall occur or information become known as a result of which in the opinion of your counsel it becomes

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      necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with any law, it will forthwith prepare and, subject to paragraph 5(d) above, file with the Commission at the sole expense of the Company an appropriate amendment or supplement to the Prospectus so that the statements of any material facts in the Prospectus, as so amended and supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act and it will furnish to the Underwriters and to such dealers as the Underwriters shall specify, at the sole expense of the Company, such number of copies thereof as such Underwriters or dealers may reasonably request;

           (g) prior to any public offering of the Shares, it will cooperate with you and counsel for the Underwriters in connection with the filing of notices of the offer and sale of the Shares by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general consent to service of process in any jurisdiction in which it is not now so subject);

           (h) it will not acquire any capital stock of the Company prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares, except in either case as contemplated by the Prospectus;

           (i) it will make generally available to its security holders and furnish to the Underwriters as soon as reasonably practicable a consolidated earnings statement covering a period of at least 12 months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

           (j) during the period of five years after the date of this Agreement, it will furnish to you a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to shareholders; and (iv) as soon as available, such other publicly available information concerning the Company as you may reasonably request;

           (k) it will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus;


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           (l) it will cause the Shares to be listed, subject to notice of issuance or sale, on The Nasdaq National Market (the "NASDAQ"); it will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the NASDAQ; and

           (m) it will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

           Each Selling Shareholder covenants and agrees with each Underwriter that:

           (a) it will advise you promptly and, if requested by you, confirm such advice in writing, of the happening of any event or information becoming known during the period referred to in paragraph (e) above that makes any statement of a material fact made in the Registration Statement with respect to its ownership of Shares untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) with respect to its ownership of Shares in order to make the statements therein with respect to its ownership of Shares not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein with respect to its ownership of Shares, not misleading;

           (b) it will cooperate with you and counsel for the Underwriters in connection with the filing of notices for offer and sale of the Shares by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request; and

           (c) it will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

      6. REPRESENTATIONS AND WARRANTIES.

           (a) The Company represents and warrants to each Underwriter as of the date hereof, the Closing Date and each Option Closing Date that:

                 (i) the Commission has not issued any order preventing or
            suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or threatened any proceedings for that purpose. The Registration Statement, on the date it became or becomes effective, each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the

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            Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date conformed or will conform with the requirements of the Act and the rules and regulations promulgated thereunder ("Rules and Regulations"); the Registration Statement, on the date it became or becomes effective, did not or will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the foregoing shall not apply to statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein; the Company and the Selling Shareholders hereby acknowledge for all purposes under this Agreement that (A) the statements set forth under the caption "Underwriting" in the Prospectus, (B) the stabilization legend on the gate-fold of the Prospectus and (C) footnotes 1 and 4 and the last paragraph of text on the cover page of the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto;

                 (ii) the Company's subsidiaries are Selfix, Inc., a Delaware corporation ("Selfix"), Shutters, Inc., an Illinois corporation ("Shutters"), Tamor Corporation, a Massachusetts corporation ("Tamor"), Selfix (Housewares) Ltd., a corporation organized under the laws of the United Kingdom, Selfix of Canada, Ltd., a corporation organized under the laws of Canada, Selfix International, Ltd. (V.I.), a corporation organized under the laws of the U.S. Virgin Islands, and Selfix Europe, L.L.C., an Illinois limited liability company, (such subsidiaries being collectively referred to herein as the "Subsidiaries" and individually a "Subsidiary"); each of the Company and its Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease its respective properties and assets and to conduct its respective business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its respective business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or

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            otherwise), business, assets, prospects, net worth or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect");

                 (iii) the capitalization of the Company is, and upon
            consummation of the transactions contemplated hereby and by the Prospectus will be, as set forth in the Registration Statement and the Prospectus under the caption "Capitalization;" all of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, are fully paid and non-assessable and conform to the description thereof in the Registration Statement and the Prospectus and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; and, except as set forth in the Registration Statement and the Prospectus with respect to the Company's 1987, 1991 and 1994 Stock Option Plans and the Warrant dated February 27, 1997 (the "Warrant") issued by the Company in favor of General Electric Credit Corporation, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; the description of the Company's 1987, 1991 and 1994 Stock Option Plans and the Warrant, and the other options or rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, accurately presents the information required to be shown under the Act with respect to such options and rights; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, security interests, equities or claims (except as set forth in the Prospectus and the Registration Statement);

                 (iv) subsequent to the respective dates as of which
            information is given in the Registration Statement and Prospectus, and except as described therein, (A) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise, (C) there has not been any material adverse change in the Company's or any Subsidiary's condition (financial or otherwise), business, affairs, prospects or results of operations and (D) there has not been any material change in the capital stock or the long-term debt of the Company or any Subsidiary;

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                 (v) the Shares to be sold by the Company pursuant to this
            Agreement have been duly and validly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus; the Firm Shares to be sold by the Selling Shareholders pursuant to this Agreement have been duly and validly authorized and were validly issued, fully-paid and non-assessable and conform to the description thereof contained in the Prospectus;

                 (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles;

                 (vii) neither the Company nor any Subsidiary (i) is in
            violation of its charter or by-laws, (ii) is in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default in) the performance of any obligation, agreement or condition contained in any agreement, lease, contract, permit, license, franchise agreement, mortgage, loan agreement, debenture, note, deed of trust, bond, indenture or other evidence of indebtedness or any other instrument or obligation (collectively, "Obligations and Instruments") to which it or any of its respective properties or assets is bound or affected (except for such contravention or default as would not have a Material Adverse Effect), (iii) is in violation of any statute, judgment, decree, order, rule or regulation (collectively, "Laws") applicable to it or any of its respective properties or assets that, alone, or together with other violations of Laws would result in a Material Adverse Effect except as set forth in the Registration Statement and the Prospectus, and (iv) is charged with or, to the Company's knowledge after due inquiry, under investigation with respect to, any material violation of any such Laws;

                 (viii) the execution, delivery and performance of this
            Agreement and delivery of the Shares by the Company and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and as described in the Prospectus under the caption "Use of Proceeds" will not, alone or upon notice or the passage of time or both (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or third party (except such as may be required under the Act and the securities or Blue Sky laws of the various states or by the NASD),
            (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the terms and provisions of any Obligation or Instrument (except for such creation or imposition as would not have a Material Adverse Effect), (C) conflict with or constitute a breach or default under any Obligation or Instrument to which the Company or any Subsidiary is a party or by which any of their properties or assets is

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            bound, (except for such conflict, breach or default as would not have a Material Adverse Effect), or (D) assuming compliance with the Act and all applicable state securities or Blue Sky laws, violate or conflict with any Laws applicable to the Company or any of its properties or assets (except for such violation or conflict as would not have a Material Adverse Effect);

                 (ix) except as set forth in the Prospectus, there is no
            action, suit, proceeding, inquiry or investigation, governmental or otherwise before any court, arbitrator or governmental agency or body (collectively, "Proceedings") pending to which the Company or any Subsidiary is a party or to which any of its respective properties or assets are subject, that, if determined adversely, could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of any of the Shares to be sold hereunder or the consummation of the transactions described in the Prospectus under the caption "Use of Proceeds", and, to the best knowledge of the Company after due inquiry, no such Proceedings are threatened or contemplated; no action has been taken with respect to the Company, and, to the best knowledge of the Company, no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company that might prevent the issuance of the Shares, could reasonably be expected to in any manner invalidate this Agreement, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any Preliminary Prospectus or the Prospectus or suspend the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects;

                 (x) neither the Company nor any Subsidiary has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") the violation of which in such case or in the aggregate would have a Material Adverse Effect; no property owned or leased by the Company or any Subsidiary is contaminated with any waste or hazardous substances the presence of which would result in a Material Adverse Effect, nor would the Company or any Subsidiary be deemed an "owner or operator" of a "facility" or "vessel" that owns, possesses, transports, generates, discharges or disposes of a "hazardous substance" as those terms are defined in
            Section 9601 of the Comprehensive Response Compensation and Liability Act of 1980, U.S.C. Section 9601 et seq. (except that the Company and its Subsidiaries dispose in the ordinary course of its business certain materials that may be classified as or contain "hazardous substances"; the disposal of such products (A) is in material compliance with all applicable laws as of the date hereof and (B) has not and will not result in a Material Adverse Effect);

                 (xi) neither the Company nor any Subsidiary is in violation of any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (ERISA") or similar foreign laws, the violation of which in each case or in the aggregate would result in a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; neither the Company nor any Subsidiary has incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended;

                 (xii) each of the Company and its Subsidiaries has such
            permits, licenses, franchises and authorizations of governmental or regulatory authorities or third parties ("Permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and assets and to conduct its respective businesses, except where the failure to have any such Permit would not have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its respective material obligations with respect to such Permits and, to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time, or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit;

                 (xiii) neither the Company nor any Subsidiary is, nor intends to conduct its business in a manner in which it would become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

                 (xiv) except as otherwise set forth in the Prospectus, each of the Company and its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable) to all property and assets described in the Registration Statement as being owned by it; all leases to which each of the Company and its Subsidiaries is a party are subsisting, valid and binding and no default of the Company or any Subsidiary has occurred or is continuing thereunder that might result in a Material Adverse Effect; and each of the Company and its Subsidiaries has possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made thereof by it;

                 (xv) each of the Company and its Subsidiaries maintains
            insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries;

                 (xvi) Arthur Andersen LLP, Grant Thornton LLP and BDO Seidman,
            LLP are each an independent public accounting firm with respect to the Company and its Subsidiaries as required by the Act;

                 (xvii) the consolidated financial statements of the Company, together with related notes and schedules of the Company, and the combined financial statements of Tamor and Houseware Sales, Inc., together with the related notes and schedules, each included in the Registration Statement and the Prospectus, are accurate and present fairly the financial position, results of operations and cash flows of the Company and its Subsidiaries and Tamor, as the case may be, at the indicated dates and for the indicated periods; such financial statements of have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made and any unaudited financial statements have been prepared on the basis described in the Prospectus; and the summary and selected financial and operating data included in the Registration Statement and the Prospectus presents fairly the information shown therein and have been compiled on the basis described in the Prospectus; and the pro forma information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with GAAP and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information and has been properly compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances;

                 (xviii) no holder of any security of the Company has any right to require inclusion of any such security in the Registration Statement; there are no preemptive rights with respect to the offering being made by the Prospectus;

                 (xix) except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any Subsidiary exists, or to the best knowledge of the Company after due inquiry, is imminent, that could result in a Material Adverse Effect; and neither the Company nor any Subsidiary has received notice of any existing or imminent labor disturbance by the employees of any of its principle suppliers, customers, manufacturers or contractors that could result in any Material Adverse Effect;

                 (xx) the Company has filed or caused to be filed, or has
            properly filed extensions for, all foreign, federal, state and local income, value added and franchise tax returns and has paid all taxes and assessments shown thereon as due, except for such taxes and assessments as are disclosed or adequately reserved against and that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted; all material tax liabilities are adequately provided for on the books of the Company and its Subsidiaries, and there is no material tax deficiency that has been or could reasonably be expected to be asserted against the Company or any Subsidiary that is not so provided for;

                 (xxi) the Company and its Subsidiaries own or possess, or can readily acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Patents and Proprietary Rights") currently employed by them in connection with the businesses they now operate except where the failure to so own, possess or acquire such Patents and Proprietary Rights would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent or Proprietary Rights that, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                 (xxii) the Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                 (xxiii) each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's authorization, and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences;

                 (xxiv) there is no contract, document, agreement or
            transaction to which the Company or any Subsidiary is a party, or that involved or involves the Company or any Subsidiary or any of its respective properties or assets that is required to be described in or filed as an exhibit to the Registration Statement or the Prospectus by the Act or the Rules and Regulations that have not been so described or filed;

                 (xxv) other than as contemplated in this Agreement, the
            Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or engaged in any other transactions or entered into any other agreement or understanding which might otherwise be considered by the NASD in determining the reasonableness of the compensation received by the Underwriters under this Agreement;

                 (xxvi) the Company has been subject to the requirements of
            Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least thirty-six calendar months immediately preceding the filing of the Registration Statement with the Commission and has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of the month immediately preceding the filing of the Registration Statement and, if the Company has used Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of a report, that report or portion thereof has actually been filed within the time period prescribed by that rule;

                 (xxvii) the Company has not, since the end of its last fiscal year for which certified financial statements of the Company were included in a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act: (a) failed to pay any dividend or sinking fund installment on preferred stock; or (b) defaulted (i) on any installment or installments of indebtedness for borrowed money, or
            (ii) on any rental on one or more long term leases which defaults in the aggregate are material to the financial position of the Company;

                 (xxviii) Selfix was reorganized into wholly-owned subsidiary of the Company in compliance with the provisions of Section 251(g) of the Delaware General Corporation Law; all actions required to be taken and all filings required to be filed by the Company under the Securities Act and the Exchange Act for the Company to become the successor registrant to Selfix have been taken or made; and the Company has registered its shares of Common Stock under the Exchange Act on Form 8-B as successor to Selfix; and

                 (xxix) the Company confirms that it is in compliance with all provisions of Section 1 of Florida Statutes, Section 517.075, An Act Relating to Disclosure of Doing Business with Cuba; the Company further agrees that if it or any Subsidiary commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the

            Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

           (b) Each Selling Shareholder jointly and severally represents and warrants to, and agrees with, the Underwriters that:

                 (i) the Selling Shareholder, having full legal right, power and authority to do so, has duly executed and delivered a power of attorney in a form satisfactory to Representatives (the "Power of Attorney") appointing _____________ and _____________, and each of them acting independently, as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact"), and has delivered to the Attorneys-in-Fact one or more stock certificates representing the Firm Shares being offered and sold by such Selling Stockholder to the Underwriters pursuant to this Agreement together with a duly executed blank stock power with respect to such Shares; collectively, such documents are referred to herein as the "Selling Shareholder Documents";

                 (ii) each Selling Shareholder Document is a legal, valid and binding agreement of such Selling Shareholder, as the case may be, enforceable in accordance with its respective terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles;

                 (iii) the Selling Shareholder, having full legal right, power and authority to do so, has duly executed and delivered this Agreement;

                 (iv) this Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a legal, valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles;

                 (v) the Selling Shareholder has good, valid and marketable title to the Firm Shares being offered and sold by such Selling Shareholder, free and clear of all liens, encumbrances, equities, security interests and claims and has full right, power and authority to sell, assign, transfer and deliver such Firm Shares pursuant to this Agreement; when the Firm Shares being offered and sold by such Selling Shareholder are paid for in accordance with the terms of this Agreement, the Underwriters will have good, valid and marketable title to such Firm Shares, free and clear of all liens, encumbrances, security interests and claims;

                 (vi) the Selling Shareholder acknowledges and agrees that the
            Firm Shares represented by the certificates on deposit with the Attorneys-in-Fact are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder may not be terminated, except as provided herein, by any act of the Selling Shareholder, by operation of law or otherwise;

                 (vii) the execution, delivery and performance of this
            Agreement by such Selling Stockholder and the sale of such Selling Stockholder's Shares and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach of such Selling Shareholder's organizational documents, or any of the terms or provisions, or constitute a default or cause an acceleration of any obligation under Obligation or Instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, or any order of any court or governmental agency or authority entered into in any proceeding to which such Selling Shareholder was or is a party or by which such Selling Shareholder is bound, or violate or conflict with any applicable foreign, federal, state or local law, rule, administrative regulation or ordinance of administrative or court decree applicable to such Selling Shareholder or such Selling Shareholder's property;

                 (viii) the Selling Shareholder has not taken, nor will it
            take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement and, other than as permitted by the Act, the Selling Shareholder has not distributed, nor will it distribute, any prospectus or other offering material in connection with the offering and sale of the Shares;

                 (ix) neither such Selling Shareholder nor any trustee or
            beneficiary of such Selling Shareholder is affiliated as a director, officer, partner, stockholder, or otherwise with any securities broker or dealer which is a member of the NASD or any other organization that owns or controls any member of the NASD;

                 (x) there are no Proceedings pending to which the Selling
            Shareholder is a party that, if determined adversely, could reasonably be expected to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of such Selling Shareholder's Shares to be sold hereunder;

                 (xi) all information furnished to the Company by or on behalf of the Selling Shareholder for use in connection with the preparation of the Registration Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                 (xii) other than as contemplated in this Agreement, the
            Selling Shareholder has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or engaged in any other transactions or entered into any other agreement or understanding which might otherwise be considered by the NASD in determining the reasonableness of the compensation received by the Underwriters under this Agreement.

            (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty made by the Company or the Selling Shareholders, as the case may be, to each Underwriter as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein; and any certificate signed by the Company or any Selling Shareholder, as the case may be, as such and delivered to you or to counsel for the Underwriters shall also be deemed a representation and warranty made by the Company or such Selling Shareholder, as the case may be, to each Underwriter as to the matters covered thereby and shall also be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.

     7. INDEMNIFICATION.

            (a) The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule
      430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, (a) that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through EVEREN Securities, Inc. expressly for use therein; and (b) that each of the Selling Stockholders' liability to the Underwriters shall be limited to the proceeds received by such Selling Stockholder from the sale of such Selling Stockholder's Shares as contemplated hereunder.

            (b) In case any action shall be brought against any of the indemnified parties, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Shareholders, such indemnified parties shall promptly notify the Company (and the Selling Shareholders, care of the Company) in writing (but the failure so to notify shall not relieve the Company or the Selling Shareholders of any liability that they may otherwise have to such indemnified parties under this Section 7 (although the Company's and the Selling Shareholders' liability to an indemnified party may be reduced on a monetary basis to the extent, but only to the extent, they have been prejudiced by such failure on the part of such indemnified party)) and the Company and the Selling Shareholders shall promptly assume the defense thereof, including the employment of counsel satisfactory to such indemnified party and payment of all fees and expenses. The indemnified parties shall each have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless (i) the employment of such counsel shall have been specifically authorized by the Company, (ii) the Company and the Selling Shareholders shall have failed to assume promptly the defense or to employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the Company or the Selling Shareholders, and an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to one or more of the indemnified parties that are different from or additional to those available to the Company or the Selling Shareholders (in which case the Company and the Selling Shareholders shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company and the Selling Shareholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by EVEREN Securities, Inc., and that all such fees and expenses shall be reimbursed promptly as they are incurred). The Company and the Selling Shareholders shall not be liable for any settlement of any such action effected without their written consent, which consent shall not be unreasonably withheld, but if settled with the written consent of the Company and the Selling Shareholders, the Company and the Selling Shareholders agree to indemnify and hold harmless the indemnified parties from and against any and all loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after delivery by registered or certified mail to the proper address for notice to such indemnifying party of the aforesaid request (whether or not such delivery is accepted) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which such settlement shall be in form and substance satisfactory to the indemnified party. The indemnification provided in this Section 7 will be in addition to any liability which the Company and the Selling Shareholders may otherwise have.

            (c) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Selling Shareholders, the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or
      Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to the Underwriters but only with reference to information stated in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein. In case any action shall be brought against the Company, any of the Selling Shareholders, any of the Company's directors, any such officers or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company and the Selling Shareholders by Section 7(b) hereof (except that if the Company and the Selling Shareholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Selling Shareholders, the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the "indemnified parties" by Section 7(b) hereof.

            (d) If the indemnification provided for in this Section 7 is for any reason unavailable to an indemnified party or insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the

      Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the Selling Shareholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters on the other, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
      Section 7(d) were determined by pro rata allocation (even if the Underwriters or the Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this Section 7(d) to contribute are several in proportion to the respective amount of Shares purchased hereunder by each Underwriter and not joint.

     8. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Additional Shares on any Option Closing Date are subject to the fulfillment of each of the following conditions on or prior to the Closing Date and each Option Closing Date:

            (a) All the representations and warranties of the Company and the Selling Shareholders contained in this Agreement and in any certificate delivered hereunder shall be true and correct on the Closing Date and each Option Closing Date with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as applicable. The Company and the Selling Shareholders shall not have failed at or prior to the Closing Date or Option Closing Date, as applicable, to perform or comply in all respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

           (b) If the Registration Statement is not effective at the time of the execution and delivery of this Agreement, the Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 9:30 A.M., New York City time, on the date of this Agreement or such later time as you may approve in writing or, if the Registration Statement has been declared effective prior to the execution and delivery hereof in reliance on Rule 430A, the Prospectus shall have been filed as required hereby, if necessary; and at the Closing Date and each applicable Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Underwriters, the Company or the Selling Shareholders, threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with to the Underwriters' satisfaction;

           (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment, and no Underwriter shall have advised the Company, based on information received after the date hereof, that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of material fact, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

           (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material change, or any material development involving a prospective change, in or affecting particularly the business or properties of the Company and its Subsidiaries that, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

           (f) You shall have received an agreement from all of the executive officers and directors of the Company (collectively, the "Additional Shareholders"), whereby each such officer or director agrees to be bound by an agreement to the same effect as the covenants set forth in the last paragraph of Section 3 of this Agreement (the "Lock-Up Agreements").

           (g) You shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Much Shelist Denenberg Ament Bell & Rubenstein, P.C., counsel for the Company and the Selling Shareholders, to the effect that:

                 (i) the Company has been duly incorporated and is validly
            existing as a corporation in good standing under laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a Material Adverse Effect;

                 (ii) each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a Material Adverse Effect;

                 (iii) the Company has all necessary corporate power and
            authority to enter into and perform this Agreement, and the performance of the Company's obligations hereunder has been duly authorized by all necessary corporate action; this Agreement has been duly executed and delivered by and on behalf of the Company, and, assuming due authorization, execution and delivery of this Agreement by the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles; no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or, to the best of such counsel's knowledge, after due inquiry, third party, is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein or as contemplated by the Prospectus (other than as may be required by the NASD or as required by state securities or Blue Sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, with counsel specifying the same;

                 (iv) all of the issued and outstanding capital stock of each
            Subsidiary has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly all of the outstanding capital stock of each Subsidiary; all of the issued shares of each Subsidiary have been duly and validly authorized and issued, and except as set forth in the Registration Statement, such shares are owned free and clear of any claims, liens, encumbrances, equities or security interests;

                 (v) the Company has an authorized capitalization as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), and all of the issued shares of capital stock of the Company conform as to legal matters to the description thereof in the Registration Statement and Prospectus; to the best of such counsel's knowledge, no options, warrants or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding;

                 (vi) the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

                 (vii) to the best of such counsel's knowledge, after due
            inquiry, neither the filing of the Registration Statement or any amendment thereto nor the offer and sale of the Shares to the Underwriters as contemplated by this Agreement gives rise to any rights, nor do any rights exist, for or relating to the registration under the Act of any securities of the Company;

                 (viii) the Registration Statement has become effective under the Act, the Prospectus has been filed as required by this Agreement, if necessary, and to the best of such counsel's knowledge, after telephonic inquiry of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or have been initiated or threatened by the Commission; and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                 (ix) the statements made in the Registration Statement under the captions "Capitalization," "Description of Capital Stock," "Business-Tamor Acquisition," "Business-Legal Proceedings," "Management-Employment Agreements," "Management-Stock Option Plans," "Management-1995 Employee Stock Purchase Plan," "Management-Profit Sharing Plan," "Management-Limitations on Directors' and Officers' Liability," "Management-Anti-Takeover Provisions," "Management-Stockholder Rights Plan," "Certain Relationships and Related Transactions," "Shares Eligible for Future Sale" and "Description of Credit Agreement and Other Debt" in so far as they constitute summaries of documents referred to therein, proceedings or matters of law or legal conclusions, have been reviewed by such counsel and constitute fair and accurate summaries thereof;

                 (x) such counsel does not know of any Proceedings required to be described in the Prospectus that are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that were not described and filed as required;

                 (xi) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares sold by the Company hereunder and represented thereby will be duly authorized and validly issued, fully paid and non-assessable;

                 (xii) except as disclosed in the Prospectus, the execution and performance of this Agreement will not result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the terms and provisions of, or conflict with, or contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any of its Subsidiaries or by which the property of any of them is bound and which contravention or default would have a Material Adverse Effect; or violate any of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or, to the best of such counsel's knowledge, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company and its Subsidiaries;

                 (xiii) to such counsel's knowledge, all offers and sales of the Company's capital stock since June ____, 1994 were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

                 (xiv) neither the Company, any Subsidiary nor any Selling
            Shareholder is an "investment company" subject to registration or regulation under the Investment Company Act or a company controlled by an "investment company" subject to such registration or regulation;

                 (xv) the consummation of the transactions described in the
            Prospectus under the caption "Use of Proceeds" will not result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the terms and provisions of, or conflict with, or contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any of its Subsidiaries or by which the property of any of them is bound and which contravention or default would have a Material Adverse Effect; or violate any of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or, to the best of such counsel's knowledge, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company and its Subsidiaries;

                 (xvi) with respect to each Selling Shareholder, this Agreement and the Selling Shareholder Documents have been duly authorized, executed and delivered by or on behalf of each Selling Shareholder; the agents for each Selling Shareholder have been authorized to carry out all transactions contemplated herein on behalf of each such Selling Shareholder; and the performance of this Agreement and the transactions contemplated herein by such Selling Shareholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note, or other agreement or instrument known to such counsel to which any of such Selling Shareholders is a party or by which any are bound or to which any property of such Selling Shareholders is a party or by which any of the property of such Selling Shareholders is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any of such Selling Shareholders or any of their properties; and no consent, approval authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of Shares to be sold by the Selling Shareholders, except as such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                 (xvii) each Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold on the Closing Date by such Selling Shareholder hereunder and good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to the Underwriters (who counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder;

                 (xviii) each Lock-Up Agreement is a legal, valid and binding agreement of each Additional Shareholder enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles; and

                 (xix) all actions required to be taken and all filings
            required to be filed by the Company under the Securities Act and the Exchange Act for the Company to become the successor registrant to Selfix have been taken or made.

            In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, on the basis of the foregoing (relying as to materiality upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that lead such counsel to believe that either the Registration Statement or any amendment (including any post-effective amendment) thereto at the time such Registration Statement or amendment became effective, and as of the Closing Date and any applicable Option Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of their respective dates and as of the Closing Date and any applicable Option Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus.

            (h) You shall have received an opinion of Ungaretti & Harris, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you.

            (i) You shall have received, in connection with the execution of this Agreement and on the Closing Date and each Option Closing Date, a "cold comfort" letter from Arthur Andersen LLP, Grant Thornton LLP and BDO Seidman, LLP, dated as of each such date in form and substance satisfactory to you with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (j) You shall have received from the Company a certificate, signed by James Tennent and James Winslow in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable, to the effect that:

                (i) such officer has carefully examined the Registration
            Statement and the Prospectus and all amendments or supplements thereto and, in such officer's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred or information become known that should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;

                 (ii) the representations and warranties of the Company set forth in Section 6(a) of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                 (iii) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

           The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (ii) and (iii) of this subparagraph to be set forth in said certificate.

           (k) You shall have received from each Selling Shareholder a certificate, signed by such Selling Shareholder, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable, to the effect that:

                 (i) the Selling Shareholder has carefully examined the Registration Statement and the Prospectus and all amendments or supplements thereto and, in such Selling Shareholder's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of material fact or omit to state a material fact with respect to such Selling Shareholder's ownership of the Shares required to be stated therein or necessary in order to make such statements therein not misleading; and

                 (ii) the representations and warranties of the Selling
            Shareholder set forth in Section 6(b) of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

          (l) You and Ungaretti & Harris, counsel for the Underwriters, shall have received on or before the Closing Date or the Option Closing Date, as the case may be, such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Selling Shareholders as you and they shall have reasonably requested from the Company.

      9. EFFECTIVE DATE OF AGREEMENT, TERMINATION AND DEFAULTS. This Agreement shall become effective upon, and shall not be deemed delivered until, the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

      This Agreement may be terminated at any time prior to the Closing Date and any exercise of the option to purchase Additional Shares may be canceled at any time prior to any Option Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, management, or business of the Company, whether or not arising in the ordinary course of business, that would, in the Representatives' sole judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States that, in the Representatives' judgment, is material and adverse and would, in the Representatives' judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the NASDAQ or limitation on prices for securities on the NASDAQ, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, Rule or order of any court or other governmental authority that in the Representatives' opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or California, New York or Illinois state authorities, (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives' opinion has a material adverse effect on the financial markets in the United States or (vii) there shall be any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially adversely affects the market for the Shares.

      If on the Closing Date or on any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed, in the aggregate, 10% of the total number of Shares that all Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule II hereto bears to the total number of Firm Shares or Additional

Shares, as the case may be, that all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, in an amount that exceeds, in the aggregate, 10% of the total number of the Shares, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Company and the Selling Shareholders, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     The indemnity and contribution provisions and other agreements, representations and warranties of the Company, the Selling Shareholders and the Company's officers and directors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or any Selling Shareholder or the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment therefor hereunder or (iii) termination of this Agreement.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of, and shall be binding upon, the Company, the Selling Shareholders, the Underwriters, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     10. COSTS AND EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company shall pay all costs, fees, expenses and taxes incident to the performance by the Company of its obligations hereunder, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above of Section 5, (ii) the word processing, reproduction and distribution of this Agreement and the Selected Dealer Agreement and any supplements or amendments thereto in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such preparation and delivery but not including any legal fees of counsel to the Underwriters),
(iii) the filing of notices for the offer and sale of the Shares under the securities or Blue Sky laws of the several states, including in each case the disbursements of counsel for the Underwriters but not including legal fees of counsel to the Underwriters, relating to filings, (iv) filings and clearance with the NASD in connection with the offering and sale of the Shares, (v) the listing of the Shares on the NASDAQ National Market ("NASDAQ"), (vi) furnishing such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold, (vii) obtaining the opinion to be provided pursuant to Sections 8(g) of this Agreement and (viii) the performance by the Company of all of its other obligations under this Agreement. If the sale of the Shares provided for herein is not consummated because the Underwriters exercise their right to terminate this Agreement pursuant to Section 9 hereof and any of the following have occurred during the term of this Agreement: (a) there has been any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company, or (b) the Company or any of the Selling Shareholders shall refuse or be unable to comply with any provision hereof (except as the result of a breach of this Agreement by the Underwriters), the Company will promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares. The Selling Shareholders shall reimburse the Company for (i) all expenses and taxes incident to the sale and delivery of the Firm Shares being offered and sold by the Selling Shareholders to the Underwriters, (ii) any additional filing fees and other expenses of notice filings under Blue Sky Laws, the Commission's registration fee and the NASD's fee for the inclusion of the Firm Shares of the Selling Shareholder and (iii) any other expenses which the Selling Shareholder has agreed to pay or reimburse the Company.

     11. EFFECTIVENESS OF REGISTRATION STATEMENT. You, the Company and the Selling Shareholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     12. MISCELLANEOUS. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601-1994, Attention: Syndicate Department, with a copy to Ungaretti & Harris, 3500 Three First National Plaza, Chicago, Illinois 60602, Attention:
Joseph A. Cari, Jr.; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Much Shelist Denenberg Ament Bell & Rubenstein P.C., 200 North LaSalle Street, Suite 2100, Chicago, Illinois 60601, Attention: Michael J. Gamsky; and if sent to the Selling Shareholders will be mailed, delivered or telegraphed care of the Company, with a copy to Much Shelist Denenberg Ament Bell & Rubenstein P.C, or in any case to such other address as the person to be notified may have requested in writing.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters, including you.


                                     Very truly yours,

                                     HOME PRODUCTS INTERNATIONAL, INC.
                                     a Delaware corporation



                                     By:
                                        --------------------------------------
                                     Name: James R. Tennent
                                     Title: Chief Executive Officer


                                     SELLING SHAREHOLDERS:

                                     --------------------------------------



                                     --------------------------------------



                                     --------------------------------------



                                     --------------------------------------

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


EVEREN Securities, Inc.

     Acting as Representatives of the
     several Underwriters named in Schedule II.



     By:  EVEREN Securities, Inc.


          By:
             ------------
             Todd Jadwin

                                   SCHEDULE I


                                                                NUMBER OF
                                                               FIRM SHARES
SELLING SHAREHOLDER                                             TO BE SOLD
-------------------                                            -----------













TOTAL                                                          -----------

                                  SCHEDULE II


                                                                NUMBER OF
                                                               FIRM SHARES
UNDERWRITER                                                     TO BE SOLD
-------------------                                            -----------
EVEREN Securities, Inc.
















TOTAL                                                          -----------